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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-48090) pertaining to the Stock Option Plans of Pacer Technology of our report dated August 17, 2001, except for Note 5 as to which the date is September 17, 2001 with respect to the consolidated financial statements and schedules of Pacer Technology included in the Annual Report (Form 10-K) for the year ended June 30, 2001.

ERNST & YOUNG LLP

/s/ ERNST & YOUNG LLP

Riverside, California
September 19, 2001